Exhibit 99.2

May 18, 2010

Distribution:  All FIS Employees

Dear Colleagues:

This morning FIS issued a statement announcing that, at this time, discussions have ceased regarding a potential leveraged buyout of FIS.  The Company is in a strong financial position and has determined to pursue a leveraged recapitalization, which will involve borrowing money and using the proceeds to repurchase common stock. Further details will be provided as soon as appropriate.  Click here to view the press release.

Whatever the outcome, it is important to know that this news has no impact on our day-to-day responsibilities to our clients.  It remains business as usual, and we should all stay focused on serving our clients.

Thank you for your continued focus and commitment to FIS.  We are counting on you to keep up the great work.

Regards,

Frank Martire

FIS President and CEO

Forward-Looking Statements

This document contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

Additional Information

This email is for informational purposes only and is not an offer to purchase or the solicitation of an offer to sell any shares of the Company’s common stock. The solicitation and offer to purchase the Company’s common stock will only be made pursuant to the offer to purchase and related materials that the Company will send to its shareholders. Shareholders will be able to obtain free copies of these materials and other documents filed by the Company with the Securities and Exchange Commission when available at www.sec.gov or at the Investors section of the Company’s website at www.fisglobal.com/AboutFIS. Shareholders are urged to carefully read these materials prior to making any decision with respect to the offer because they will contain important information about the offer.